Exhibit 99.1
THE REALREAL ANNOUNCES FIRST QUARTER 2026 RESULTS
Company delivered strong topline growth, improved operating cash flow, and accelerated growth in trailing-12 month Active Buyers

SAN FRANCISCO, May 7, 2026 -The RealReal, Inc. (Nasdaq: REAL)—the world’s largest online marketplace for authenticated, resale luxury goods—today reported financial results for its first quarter ended March 31, 2026. First quarter 2026 gross merchandise value (GMV) and total revenue increased 24% and 19% respectively, compared to the first quarter of 2025. Consignment revenue grew 18% compared to the prior year period, and Direct Revenue grew 26% year-over-year in the first quarter. First quarter Adjusted EBITDA improved $9 million compared to the first quarter of 2025.

“In Q1, we delivered another quarter of growth along with Adjusted EBITDA margin expansion as our financial results exceeded expectations: GMV was up 24% and adjusted EBITDA margin expanded over 400 basis points. The strength of our platform — our customer relationships, our data, our brand, and our scale — was on display in the first quarter,” said Rati Levesque, President and Chief Executive Officer of The RealReal.

Levesque continued, "Through disciplined execution of our three strategic pillars, unlocking supply through our growth playbook, obsessing over service, and operational excellence, we are extending our leadership position in the growing luxury resale market. Our buyer growth, led by Gen Z and Millennials, reinforces that resale is a core component of the future of luxury. We are solidifying The RealReal as the operating system for luxury ownership.”

First Quarter Highlights
•GMV was $606 million, an increase of 24% compared to the same period in 2025
•Total Revenue was $190 million, an increase of 19% compared to the same period in 2025
•Gross Profit was $141 million, an increase of $21 million compared to the same period in 2025
•Gross Margin was 74.5%, a decrease of 50 basis points compared to the same period in 2025
•Net Income was $39 million or 20.5% of total revenue, compared to $62 million or 39.0% of total revenue in the same period in 2025
•Adjusted EBITDA was $13.1 million or 6.9% of total revenue compared to $4.1 million or 2.6% of total revenue in the same period in 2025
•GAAP basic net income (loss) per share was $0.33 compared to $0.56 in the prior year period and GAAP diluted net loss per share was $(0.07) compared to $(0.14) in the prior year period
•Non-GAAP basic and diluted net loss attributable to common shareholders per share was $(0.01) compared to $(0.08) in the prior year period
•Top-line-related Metrics
▪Trailing twelve months active buyer count was 1,083,000, an increase of 10% compared to the same period in 2025
▪Average order value (AOV) was $646, an increase of 15% versus the same period in 2025
Q2 and Full Year 2026 Guidance
Based on market conditions as of May 7, 2026, we are increasing our full year guidance. Additionally, we are providing guidance for second quarter 2026 GMV, Total Revenue and Adjusted EBITDA, which is a Non-GAAP financial measure.
We have not reconciled forward-looking Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, because we cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations, including payroll tax expense on employee stock transactions, that are not within our control, or other components that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net income (loss).

	Q2 2026	Full Year 2026
GMV	$590 - $600 million	$2.42 - $2.47 billion
Total Revenue	$186 - $189 million	$770 - $784 million
Adjusted EBITDA	$11.0 - $12.0 million	$59 - $67 million
Webcast and Conference Call
The RealReal will host a conference call to review the company’s first quarter results beginning at approximately 2:00 p.m. Pacific Time today (5:00 p.m. Eastern Time). A live webcast of the conference call and accompanying materials will be available online at investor.therealreal.com. A replay of the webcast will be available at the same location. To access the conference call by phone, participants will need to register to obtain a dial-in phone number and an access code. Please register using this link:
https://the-realreal-earnings-call-q1-2026.open-exchange.net/registration.
About The RealReal, Inc.
The RealReal is the world’s largest online marketplace for authenticated, resale luxury goods, trusted by more than 40 million members. Our full-service consignment model—offering virtual appointments, in-home pickup, drop-off, and direct shipping—enables consumers to buy and sell luxury across fashion, fine jewelry and watches, art, and home categories with ease. The company combines a rigorous, expert-led authentication process with proprietary technology, including AI and machine learning, to power optimal pricing and processing for our members and to help scale the business. By extending the life of millions of luxury goods, the company is leading a more circular economy, all the while delivering a seamless experience for buyers and sellers.
Investor Relations Contact:
IR@therealreal.com
Press Contact:
pr@therealreal.com
Forward Looking Statements
This press release contains forward-looking statements relating to, among other things, the future performance of The RealReal that are based on the company's current expectations, forecasts and assumptions and involve risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” target,” “contemplate,” “project,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. These statements include, but are not limited to, statements about future operating and financial results, including our strategies, plans, commitments, objectives and goals, in particular in the context of the recent geopolitical events, and uncertainty surrounding macroeconomic trends, financial guidance, anticipated growth in 2026, the anticipated impact of generative AI, and medium-term goals and projections. Actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Other factors that could cause or contribute to such differences include, but are not limited to, inflation, macroeconomic uncertainty, geopolitical instability, any failure to generate a supply of consigned goods, pricing pressure on the consignment market resulting from discounting in the market for new goods, failure to efficiently and effectively operate our merchandising and fulfillment operations, labor shortages and other reasons.

More information about factors that could affect the company's operating results is included under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by visiting the company's Investor Relations website at https://investor.therealreal.com or the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the company on the date hereof. The company assumes no obligation to update such statements.
Non-GAAP Financial Measures
To supplement our unaudited and condensed financial statements presented in accordance with generally accepted accounting principles ("GAAP"), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Free Cash Flow, Adjusted EBITDA as a percentage of total revenue ("Adjusted EBITDA Margin"), non-GAAP net loss attributable to common stockholders, and non-GAAP net loss per share attributable to common stockholders, basic and diluted. We have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures in this earnings release.
We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.
Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure as an overall assessment of our performance, to evaluate the effectiveness of our business strategies and for business planning purposes. Adjusted EBITDA may not be comparable to similarly titled metrics of other companies.
We calculate Adjusted EBITDA as net income (loss) before interest income, interest expense, provision (benefit) for income taxes, and depreciation and amortization, further adjusted to exclude stock-based compensation, employer payroll tax on employee stock transactions, restructuring charges, gain on extinguishment of debt, change in fair value of warrant liability and certain one-time expenses. The employer payroll tax expense related to employee stock transactions are tied to the vesting or exercise of underlying equity awards and the price of our common stock at the time of vesting, which may vary from period to period independent of the operating performance of our business. Adjusted EBITDA has certain limitations as the measure excludes the impact of certain expenses that are included in our statements of operations that are necessary to run our business and should not be considered as an alternative to net income (loss) or any other measure of financial performance calculated and presented in accordance with GAAP.
In particular, the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA Margin facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of stock-based compensation and the related employer payroll tax on employee stock transactions, excludes an item that we do not consider to be indicative of our core operating performance. Investors should, however, understand that stock-based compensation and the related employer payroll tax will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.
Free cash flow is a non-GAAP financial measure that is calculated as net cash (used in) provided by operating activities less net cash used to purchase property and equipment and capitalized proprietary software development costs. We believe free cash flow is an important indicator of our business performance, as it measures the amount of cash we generate. Accordingly, we believe that free cash flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.
Non-GAAP net income (loss) per share attributable to common stockholders, basic and diluted is a non-GAAP financial measure that is calculated as GAAP net income (loss) plus stock-based compensation expense, provision (benefit) for income taxes, payroll tax expense on employee stock transactions, restructuring charges, gain on extinguishment of debt, change in fair value of warrant liability, and certain one-time items divided by weighted average shares outstanding. We believe that making these adjustments before calculating per share amounts for all periods presented provides a more meaningful comparison between our operating results from period to period.

THE REALREAL, INC.
Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Revenue:
Consignment revenue	$145,893	$123,814
Direct revenue	25,808	20,454
Shipping services revenue	18,014	15,765
Total revenue	189,715	160,033
Cost of revenue:
Cost of consignment revenue	15,447	12,954
Cost of direct revenue	20,284	15,235
Cost of shipping services revenue	12,650	11,821
Total cost of revenue	48,381	40,010
Gross profit	141,334	120,023
Operating expenses:
Marketing	18,557	15,855
Operations and technology	72,719	66,978
Selling, general and administrative	52,332	49,961
Total operating expenses (1)	143,608	132,794
Loss from operations	(2,274)	(12,771)
Change in fair value of warrant liability	47,335	42,503
Gain on extinguishment of debt	—	37,101
Interest income	1,001	1,374
Interest expense	(7,221)	(6,320)
Other income, net	203	608
Income before provision for income taxes	39,044	62,495
Provision for income taxes	108	95
Net income attributable to common stockholders	$38,936	$62,400
Net income per share attributable to common stockholders, basic	$0.33	$0.56
Net loss per share attributable to common stockholders, diluted	$(0.07)	$(0.14)
Weighted average shares used to compute net income per share attributable to common stockholders, basic	119,523,593	112,038,075
Weighted average shares used to compute net income (loss) per share attributable to common stockholders, diluted	125,720,093	120,779,324

(1) Includes stock-based compensation as follows:
Marketing	$345	$303
Operations and technology	1,977	2,224
Selling, general and administrative	3,951	4,832
Total	$6,273	$7,359

THE REALREAL, INC.
Condensed Balance Sheets
(In thousands, except share and per share data)
(Unaudited)

	March 31, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$123,952	$151,231
Accounts receivable, net	24,884	23,822
Inventory, net	33,925	30,843
Prepaid expenses and other current assets	20,199	21,595
Total current assets	202,960	227,491
Property and equipment, net	97,870	96,148
Operating lease right-of-use assets	64,177	64,641
Restricted cash	14,808	14,808
Other assets	6,097	5,945
Total assets	$385,912	$409,033
Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$14,943	$14,565
Accrued consignor payable	102,323	111,497
Operating lease liabilities, current portion	22,416	24,645
Other accrued and current liabilities	101,417	113,533
Total current liabilities	241,099	264,240
Operating lease liabilities, net of current portion	66,791	66,793
Convertible senior notes, net	231,163	230,833
Non-convertible notes, net	144,159	140,980
Warrant liability	56,105	114,353
Other noncurrent liabilities	5,967	7,352
Total liabilities	745,284	824,551
Stockholders’ deficit:
Common stock, $0.00001 par value; 500,000,000 shares authorized as of March 31, 2026, and December 31, 2025; 120,462,615 and 118,318,917 shares issued and outstanding as of March 31, 2026, and December 31, 2025, respectively	1	1
Additional paid-in capital	897,317	880,107
Accumulated deficit	(1,256,690)	(1,295,626)
Total stockholders’ deficit	(359,372)	(415,518)
Total liabilities and stockholders’ deficit	$385,912	$409,033

THE REALREAL, INC.
Condensed Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net income	$38,936	$62,400
Adjustments to reconcile net income to cash used in operating activities:
Depreciation and amortization	8,094	8,375
Stock-based compensation expense	6,273	7,359
Reduction of operating lease right-of-use assets	4,231	3,961
Bad debt expense	733	671
Non-cash interest expense	(3,587)	(560)
Accretion of debt discounts and issuance costs	453	494
Provision for inventory write-downs and shrinkage	936	525
Gain on debt extinguishment	—	(37,101)
Change in fair value of warrant liability	(47,335)	(42,503)
Gain related to warehouse fire, net	—	(380)
Other adjustments	49	(44)
Changes in operating assets and liabilities:
Accounts receivable, net	(1,795)	(14,460)
Inventory, net	(4,018)	(3,414)
Prepaid expenses and other current assets	1,396	7,307
Other assets	(167)	(469)
Operating lease liability	(5,998)	(5,455)
Accounts payable	1,127	1,783
Accrued consignor payable	(9,174)	(7,440)
Other accrued and current liabilities	(6,904)	(9,254)
Other noncurrent liabilities	127	(65)
Net cash used in operating activities	(16,623)	(28,270)
Cash flow from investing activities:
Insurance proceeds related to warehouse fire	—	1,719
Capitalized proprietary software development costs	(3,168)	(2,864)
Purchases of property and equipment	(7,472)	(4,714)
Net cash used in investing activities	(10,640)	(5,859)
Cash flow from financing activities:
Proceeds from exercise of stock options	81	24
Taxes paid related to restricted stock vesting	(97)	(54)
Cash received from settlement of capped calls in conjunction with the Note Exchanges	—	1,499
Issuance costs paid related to the Note Exchanges	—	(2)
Net cash (used in) provided by financing activities	(16)	1,467
Net decrease in cash, cash equivalents and restricted cash	(27,279)	(32,662)
Cash, cash equivalents and restricted cash
Beginning of period	166,039	187,123
End of period	$138,760	$154,461

The following table reflects the reconciliation of net income to Adjusted EBITDA for each of the periods indicated (in thousands):

	Three Months Ended March 31,
	2026	2025
Adjusted EBITDA Reconciliation:
Net income	$38,936	$62,400
Net income (% of revenue)	20.5%	39.0%
Depreciation and amortization	8,094	8,375
Interest income	(1,001)	(1,374)
Interest expense	7,221	6,320
Provision for income taxes	108	95
EBITDA	53,358	75,816
Stock-based compensation	6,273	7,359
Payroll taxes expense on employee stock transactions	773	539
Gain on extinguishment of debt (1)	—	(37,101)
Change in fair value of warrant liability (2)	(47,335)	(42,503)
Adjusted EBITDA	$13,069	$4,110
Adjusted EBITDA (% of revenue)	6.9%	2.6%
(1) The gain on extinguishment of debt for the three months ended March 31, 2025 reflects the difference between the carrying value of the February 2025 Exchanged Notes and the fair value of the 2031 Notes.
(2) The change in fair value of warrant liability for the three months ended March 31, 2026 and March 31, 2025 reflects the remeasurement of the warrants issued by the Company in connection with the 2024 Note Exchange in February 2024.
A reconciliation of GAAP net income to non-GAAP net loss attributable to common stockholders, the most directly comparable GAAP financial measure, in order to calculate non-GAAP net loss attributable to common stockholders per share, basic and diluted, is as follows (in thousands, except share and per share data):

	Three Months Ended March 31,
	2026	2025
Net income	$38,936	$62,400
Stock-based compensation	6,273	7,359
Payroll tax expense on employee stock transactions	773	539
Provision for income taxes	108	95
Gain on extinguishment of debt	—	(37,101)
Change in fair value of warrant liability	(47,335)	(42,503)
Non-GAAP net loss attributable to common stockholders	$(1,245)	$(9,211)
Weighted-average common shares outstanding used to calculate Non-GAAP net loss attributable to common stockholders per share, basic and diluted	119,523,593	112,038,075
Non-GAAP net loss attributable to common stockholders per share, basic and diluted	$(0.01)	$(0.08)
The following table presents a reconciliation of net cash used in operating activities to free (negative) cash flow for each of the periods indicated (in thousands):

	Three Months Ended March 31,
	2026	2025
Net cash used in operating activities	$(16,623)	$(28,270)
Purchase of property and equipment and capitalized proprietary software development costs	(10,640)	(7,578)
Free (negative) cash flow	$(27,263)	$(35,848)

Key Financial and Operating Metrics:

	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026
	(In thousands, except AOV and percentages)
GMV	$451,941	$440,914	$433,074	$503,534	$490,405	$504,105	$519,814	$615,683	$606,359
NMV	$334,815	$329,422	$335,191	$383,447	$370,757	$379,377	$397,062	$466,924	$458,747
Consignment Revenue	$115,648	$112,714	$116,908	$128,126	$123,814	$128,620	$134,429	$149,014	$145,893
Direct Revenue	$12,709	$16,724	$15,623	$19,524	$20,454	$20,495	$22,928	$27,214	$25,808
Shipping Services Revenue	$15,443	$15,496	$15,224	$16,345	$15,765	$16,073	$16,216	$17,823	$18,014
Number of Orders	840	820	829	870	869	868	890	960	938
Take Rate	38.4%	38.5%	38.6%	37.7%	38.6%	37.9%	37.9%	36.5%	36.4%
Active Buyers	922	942	958	972	985	1,001	1,024	1,056	1,083
AOV	$538	$538	$522	$579	$564	$581	$584	$641	$646